UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D. C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)			December 16, 2003
ATLANTIC CITY ELECTRIC TRANSITION FUNDING LLC (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)		333-59550 (Commission File Number)	51-0408521 (I.R.S. Employer Identification No.)
P.O. Box 15597, Wilmington, Delaware (Address of principal executive offices			19850-5597 (Zip Code)
Registrant's telephone number, including area code			(302) 429-3902
(Former Name or Former Address, if Changed Since Last Report)

ATLANTIC CITY ELECTRIC TRANSITION FUNDING LLC Form 8-K
Item 5.	Other Events and Regulation FD Disclosure.

          The Registrant registered transition bonds under the Securities Act of 1933 by a Registration Statement on Form S-3 (Registration File No. 333-59550) (the "Registration Statement"). The Securities and Exchange Commission declared this Registration Statement effective at 5:30 p.m. on November 18, 2002 (the "Effective Date"). $152,000,000 principal amount of transition bonds are being offered pursuant to a Prospectus and related Prospectus Supplement (together, the "Prospectus"), which will be filed with the Securities and Exchange Commission pursuant to Rule 424 under the Securities Act of 1933.

On December 11, 2003, the Company filed a Current Report on Form 8-K disclosing the use of a structural and collateral term sheet (the "First Version Term Sheet"), which was provided after the Effective Date, but prior to the availability of the Prospectus, to prospective investors in connection with a proposed $152,000,000 offering of transition bonds pursuant to the Registration Statement. This subsequent Current Report on Form 8-K discloses a revised term sheet and computational materials (the "Revised Term Sheet") reflecting the offering of transition bonds currently proposed, using a three-class structure as opposed to the single-class structure contemplated in the First Version Term Sheet. Like the First Version Term Sheet, this Revised Term Sheet has been provided after the Effective Date, but prior to the availability of the Prospectus, to prospective investors in connection with a proposed $152,000,000 offering of transition bonds pursuant to the Registration Statement. The Revised Term Sheet is filed as Exhibit 99 hereto.

The information contained in the Revised Term Sheet is preliminary and may be superseded by the information contained in the final Prospectus and related Prospectus Supplement for the transition bonds and by any other information subsequently filed with the Securities and Exchange Commission.

Item 7.	Financial Statements and Exhibits.
(c) Exhibits
	Exhibit No.	Description of Exhibit	Reference
	99	Revised Term Sheet for a proposed $152,000,000 offering of transition bonds pursuant to the Registration Statement.	Filed herewith.
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ATLANTIC CITY ELECTRIC TRANSITION FUNDING LLC Form 8-K
Signatures Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
December 18, 2003 DATE		ATLANTIC CITY ELECTRIC TRANSITION FUNDING LLC (Registrant) By: /s/ James P. Lavin James P. Lavin Chief Executive Officer and Manager
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